Exhibit 23.3




                                                [MAZARS letterhead]




Mr. Brian P. Alleman
Chief Financial Officer
Simtek Corporation
4250 Buckingham Drive, Suite 100
Colorado Springs, CO 80907
Colorado / USA




                                                                 January 5, 2007


Consent of independent registered public accounting firm


Dear Mr. Alleman,


We consent to the incorporation by reference in the Registration Statement as of January 9, 2007, of Simtek Corporation on Form S-1 of our report, dated March 31, 2006, on the audit of nvSRAM finished goods inventory of Zentrum Mikroelektronik Dresden AG ("the Company") at December 30, 2005 and December 31, 2004 and the related statements of nvSRAM Contribution for the period from January 1, 2005 to December 30, 2005 and for the year ended December 31, 2004.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Very truly yours,


MAZARS Revision & Treuhandgesellschaft mbH
Wirtschaftsprufungsgesellschaft


/S/ ALEXANDER KARTHAUS


Alexander Karthaus









  MAZARS REVISION & TREUHANDGESELLSCHAFT MBH - WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
                    GEORG-GLOCK-STRASSE 8 - 40474 DUSSELDORF
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